SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 8, 2006


                             TOTAL LUXURY GROUP INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



INDIANA                                                           35-1504940
-------------------------------                              -------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation  or Organization)                              Identification No.)




                    501 Fifth Avenue New York, New York 10017
          -------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 682-7888
                                 --------------
                           (Issuer's telephone number)

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 4.01 Changes in Registrant's Certifying Accountant.

Schwartz Levitsky Feldman LLP ("SLF")resigned as the independent registered public accounting firm for Total Luxury Group Inc. SLF's report on the Company's financial statements for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting principles. SLF has not audited nor reviewed any financial statement of the company for any period subsequent to December 31, 2005.

During the fiscal years ended December 31, 2005 and 2004 and through June 6, 2006, there were no disagreements with SLF on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to SLF's satisfaction, would have caused SLF to make reference in its reports on the Company's financial statements for such fiscal years. During the fiscal years ended December 31, 2005 and 2004 and through June 6, 2006, there were no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K. statement disclosure, or auditing scope or procedure.

The Company has engaged the accounting firm of Berkovitz, Lago and Company, LLP, of Fort Lauderdale Florida as the auditors of Total Luxury Group, Inc., for the fiscal years beginning December 31, 2006.

SLF was asked to furnish the Company a letter, addressed to the Securities and Exchange Commission, stating whether or not it agrees with the above statements. A copy of that letter, dated August 14, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.


ITEM 9.01.  Financial Statements and Exhibits

         (c)      Exhibits

                  16.1 Letter from dated August 14, 2006 Schwartz Levitsky Feldman LLP




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Total Luxury Group, Inc.



                                        By: /s/ SANDY J. MASSELLI
                                           ----------------------------
                                           Sandy J. Masselli
                                           Chairman & CEO